Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2015 in the Registration Statement (Form F-4) and related Prospectus of Fiat Chrysler Automobiles N.V. dated May 19, 2015.

/s/ Reconta Ernst & Young S.p.A.

Turin, Italy
May 18, 2015